Exhibit 99.1

Editorial contact: Kellie DiNaro Gadzoox Networks 408-361-6229 kdinaro@gadzoox.com	Investor Relations Contact: Rosie Sundell Gadzoox Networks 408-360-6011 rsundell@gadzoox.com

GADZOOX NETWORKS NAMES NEW PRESIDENT AND CEO
Company Also Announces Addition of Semiconductor Veteran to Board of Directors

     SAN JOSE, Calif., June 3, 2002 — Gadzoox Networks, Inc. (Nasdaq: ZOOX) a global supplier of innovative Storage Area Network (SAN) products, today announced that its board of directors has appointed Steve Dalton as the company’s new president and chief executive officer, effective May 30, 2002. Mr. Dalton will also join the company’s board of directors replacing Michael Parides, who resigned his positions as president, chief executive officer and as a member of the board of directors to pursue other opportunities. In addition the Company announced the appointment of Gary Kennedy, former Orbit Semiconductor CEO and high-tech veteran, to the Company’s Board of Directors.

     Steve West, currently COO of nCube, Gadzoox Networks board member, and Cisco Systems board member said under Dalton’s Engineering leadership the Company has earned a reputation for delivering innovative technology and value-leading products that has enabled major OEMS, such as Compaq and HP, to enjoy a competitive advantage in the SAN ‘edge’ market.

     “I’d like to thank Michael Parides for his leadership as CEO during the past two years. He was instrumental in leading the company into the Fabric Switch market and in providing the financial foundation for future growth.” said West. “Steve Dalton is a highly skilled individual who has proven ability in executing complex plans and producing results, as evidenced by his leadership in the successful development of the Company’s leading 2Gb Open Fabric switch technology. The board has complete confidence that Steve is the best person to lead the Company in achieving higher levels of performance and future growth.”

     “Dalton’s no-nonsense style and passion for providing customers with the technology and service they want, is the type of approach the Company needs at this juncture”, stated Gary Kennedy, Gadzoox Networks newly appointed board member. “Gadzoox Networks has the aggressive attitude and intense energy of an up-and-coming startup and is poised to capitalize on the many untapped opportunities of the emerging ‘edge’ SAN market segment with its Slingshot-ES technology and services platform, and I am looking forward to working with Steve and his team.”

     “Michael Parides and I shared a vision to bring advanced technology and product focus to Gadzoox Networks. He was instrumental in driving the product strategy, creating a disciplined financial structure and a stable foundation for the Company. I welcome the challenge of moving the company forward and aggressively penetrating the emerging ‘edge’ SAN market,” stated Dalton. “We have great products, great technology and determined people. I am confident that we have the ability to succeed.”

     Since joining Gadzoox Networks in 2000, Mr. Dalton has served as its Vice President of Engineering. He successfully brought multiple products to market on time and ahead of the competition including the ground breaking embedded Fabric Switch 6, the industry’s first 2Gb embedded switch designed for the ‘edge’ segment. Additionally, Mr. Dalton has experience heading up multiple business organizations in the Storage Networking space and brings a strong working knowledge of client/server, storage and networking technologies to Gadzoox Networks. Prior to joining Gadzoox Networks, Mr. Dalton served as Vice President of Engineering, US at Force Computers, Inc., leading the development efforts of enterprise servers and network management software for distributed computing applications. He has also served as the Vice President of Engineering at Auspex Systems, President and Chief Operating Officer at StreamLogic Corporation, and in senior-level engineering management positions at Silicon Graphics, Inc. and Convergent Technologies, Inc. Mr. Dalton graduated from Cal Poly with a degree in Engineering Technology and is completing his post-graduate work at St. Mary’s College.

     In another move, the company announced the appointment of Gary Kennedy as a new member of the Company’s Board of Directors. Gary Kennedy is a managing partner of Silutions Technology Inc., an advisory and investment firm with special focus on high technology. He currently serves on the board of MosChip Inc. and has served on the boards of several high-tech companies over the past 17 years. In addition, Mr. Kennedy served as President/CEO and Board member of Orbit Semiconductor, Inc. from 1985 until 1998.

     “Mr. Kennedy’s executive and technology expertise and his insight into the Storage Area Network industry will help Gadzoox achieve higher levels of performance as the Company continues to penetrate the ‘edge’ SAN market, and further defines and develops advanced Fibre channel technology and products,” said Sylvia Summers, Gadzoox Networks Board Member.

     The foregoing statements regarding the Company’s ability to achieve higher levels of performance and future growth, to capitalize on the many untapped opportunities of the emerging “edge” SAN market, the ability to aggressively penetrate such market, the statement regarding the ability to be successful, the ability to further define and develop advanced Fibre channel technology and products are forward-looking statements and are subject to risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including but not limited to the sufficiency of the Company’s cash balances to maintain operations and its ability to operate as a going concern; the evolution of SAN capabilities and the market for SAN products, and growth rates of the market segment within which the Company participates; market acceptance of the Company’s new products, in particular the newly announced Slingshot-ES embedded platform, and the speed at which customers adopt current and new products for SANs; the Company’s dependence on a limited number of products, a significant portion of which are sold to a limited number of partners including OEM and distribution channel partners; the ability and willingness of the Company’s distribution channel partners to sell the Company’s products; the Company’s dependence on a limited number of customers; the Company’s ability to develop, introduce, ship and support new products; the availability of capital and the Company’s ability to meet future capital requirements; competition in the Company’s industry and the timing of new technology and product introductions, and the additional development and deployment of embedded fabric switches and other future products; the ability to retain and hire skilled personnel; and the Company’s dependence on its contract manufacturer. These risks and uncertainties along with others are available and discussed in detail in Gadzoox Networks’ SEC filings, including the company’s Form 10-k for the year ended March 31st, 2001 and Form-10Q for the quarter ended Dec 31st, 2001. Gadzoox Networks undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Gadzoox Networks

Since 1996 Gadzoox Networks has led the industry in market “firsts” and continues to drive the Storage Area Network (SAN) edge market with innovative Fibre Channel switching technology. The company has consistently delivered a time to market advantage to major OEM customers enabling them to create clear business value for their customer base. Gadzoox Networks is a voting member of the Storage Networking Industry Association (SNIA), with corporate headquarters located in San Jose, California. For more information about Gadzoox Networks’ products and technology advancements in the SAN industry, visit the company’s Web site at http://www.gadzoox.com.

NOTE: Gadzoox and the Gadzoox logo are registered trademarks of Gadzoox Networks, Inc. All other trademarks are property of their respective owners.

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